athenahealth Names Kristi Matus Executive Vice President and Chief Financial & Administrative Officer

Company Introduces Chief Financial & Administrative Officer Role, Expanding Responsibilities of Chief Financial Officer to Encompass Broader Operational Functions

WATERTOWN, MA – June 24, 2014 – athenahealth, Inc. (NASDAQ: ATHN), a leading provider of cloud-based services for electronic health record (EHR), practice management, and care coordination, today announced that Kristi Matus has been appointed executive vice president and chief financial & administrative officer, effective July 21, 2014. Ms. Matus most recently served as executive vice president of government services at Aetna, Inc. Ms. Matus brings nearly 25 years of financial and operational experience to athenahealth.

The chief financial & administrative officer role, a newly formed role at athenahealth, is an expansion of the chief financial officer role and responsibilities. In this newly established function, Ms. Matus will oversee and guide the re-alignment and build-out of the company’s infrastructure to support the company’s continued growth and expansion. In addition to all finance, risk management, compliance, and audit functions, she will be responsible for investor relations, human capital management, real estate, and internally facing information technology.

“We are thrilled to welcome Kristi, a seasoned CFO and proven leader, to the athenahealth team,” said Jonathan Bush, chairman and CEO, athenahealth. “Kristi’s strong background in finance and operations, combined with her passion for fixing health care, are the ideal combination to help support our growing business and position us for continued success. We look forward to learning from her tremendous experience and working together to take athenahealth to new heights.”

“I am excited and energized to join the athenahealth team and be part of its ongoing growth story,” said Matus. “athenahealth has a strong market position, but also has great potential to further establish cloud-based services across the health care industry. I am inspired by its mission and vision to improve health care through the application of technology and services that facilitate connectivity and preserve the sanctity of the provider and patient relationship. I look forward to working with the company’s talented team to drive results, serve its growing client base, and enhance shareholder value.”

Prior to Aetna, Ms. Matus held several senior leadership roles at USAA, including executive vice president and chief financial officer. She also served as president of the Association’s life insurance and investment management companies. She began her career at the Aid Association for Lutherans, where she held various financial and operational roles for over a decade. Ms. Matus graduated summa cum laude from University of Wisconsin Oshkosh, with a degree in applied mathematics.

About athenahealth, Inc.
athenahealth is a leading provider of cloud-based services for electronic health record (EHR), practice management, and care coordination. athenahealth’s mission is to be caregivers’ most trusted service, helping them do well doing the right thing. For more information, please visit www.athenahealth.com.

Forward-Looking Statements
This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the build-out of athenahealth’s infrastructure and the company’s future performance, growth, and shareholder value. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. athenahealth undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances, or otherwise. For additional disclosure regarding these and other risks faced by athenahealth, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.athenahealth.com and on the SEC's website at http://www.sec.gov.

Contact Info:
Holly Spring / Jillian Palash
athenahealth, Inc. (Media)
media@athenahealth.com
617-402-1631 / 617-402-6509

Dana Quattrochi
athenahealth, Inc. (Investors)
investorrelations@athenahealth.com
617-402-1329

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